Exhibit 10.1

Loan Agreement

Borrower: China TransInfo Technology Corp. (the “Borrower”)

Lender: Youyi Branch, Beijing Bank Co., Ltd (the “Lender”)

This LOAN AGREEMENT (the “Agreement”) is made and entered into by and between the Borrower and the Lender in accordance with relevant laws and regulations, whereby both parties agree as follows:

Chapter 1 Type of Loan

Article 1 The Lender agrees to make a short-term loan (the “Loan”) to the Borrower in accordance with this Agreement.

Chapter 2 Purpose of Loan

Article 2 The Loan shall be used to purchase raw material, and without the Lender’s written consent, the Borrower shall not use the Loan herein for other purposes rather than the purpose specified herein.

Chapter 3 Amount and Term of Loan

Article 3 The currency under the Loan herein is Renminbi, with the amount of RMB 20,000,000 (RMB Twenty Million).

Article 4 The term of the Loan is one year from June 17, 2008 to June 17, 2009.

Article 5 In case the Borrower deems it necessary to extend the loan term, the Borrower shall submit “Application for Extending the Loan” to the Lender at least 30 days prior to the maturity date of the Loan, and with the consent from the Lender, a Loan Extension Agreement shall be entered into by and among the parties hereto and the guarantor.

Chapter 4 Interest Rate and Calculation of Interest

Article 6 Interest Rate

6.1	The interest rate of the Loan herein shall be 8.964% per annum, or 0.747% per month.

6.2
During the loan term, in case the People’s Bank of China adjusts the interest rate or its calculation method which is applicable to the Loan herein, the interest rate or its calculation method of the Loan herein is subject to such adjustment, which shall not be deemed as amendment to this Agreement.

Article 7 Interest

7.1
The interest shall be calculated from the actual date of drawdown, which shall be calculated on a daily basis and paid per quarter, and the payment date shall be twentieth of the last month of each quarter;

7.2	In case interest paying date falls on a non-business day of the Lender, it shall be postponed to the next earliest business day of the Lender;

7.3	In case the Borrower repays the principal, it shall repay the principal and the accrued interests in full without being subject to the provisions in this Article;

7.4	As for overdue interests, compound interest shall be calculated as per rules issued by the People’s Bank of China;

7.5
During the loan term, in case the People’s Bank of China adjusts the calculation method of interest which is applicable to the Loan herein, the Lender may, without notifying the Borrower, calculate the interest as per such adjustment by the People’s Bank of China, which shall not be deemed as amendment to this Agreement.

Chapter 5 Withdrawal of Loan

Article 8 Unless the following prerequisites are satisfied, the Lender has no obligation to furnish the Borrower with the Loan herein:

8.1	When withdrawing the Loan, the Borrower shall fill in relevant loan certificates and furnish relevant documentation and information as required by the Lender;

8.2
In case the Loan herein is guaranteed, the Borrower shall go through all necessary legal processes as required by the Lender, such as the notarization and/or registration of such guaranteed agreement with competent authorities, and the guarantee shall continue to be effective;

8.3	There shall be no occurrence of the default events set out below.

Article 9 The Borrower shall draw the Loan in the first manner set out below:

1.	The Lender shall transfer, at one time, the full amount equal to the Loan to the Borrower’s account with the Lender as at June 17, 2008;

2.	Installment transfer shall be withdrawn in the amount and at the time set out below:

NO.	Withdrawal Time	Amount (Say)	Remarks
1
2
3
4
5

Article 10 In case the principal of the Loan herein is transferred to the account of the Borrower at the time set out in Article 9 herein, it shall be deemed that the Loan has been disbursed to the Lender and such loan has begun to bear interest.

Article 11 In case of any discrepancy between loan amount, loan date and repayment date set out herein, and those on loan certificates, the loan amount, loan date and repayment date on loan certificates shall prevail. Loan certificates constitute integral part of this Agreement, with equal validity.

Chapter 6 Repayment of Loan

Article 12 The Borrower shall pay the interest on time as set out herein, and repay the principal in the first manner set out below:

1.	The Borrower shall repay, at one time, the full amount of principal by June 17, 2009;

Article 13 The Lender shall have rights to deduct directly from the bank account of the Borrower at all branches of Bank of Beijing the principal, accrued interests (including penalty interest and compound interest) and other payables by the Borrower as specified herein.

Article 14 In case the Borrower requests to prepay the Loan, the Borrower shall make written application to the Lender by giving 30 days prior written notice; the Lender shall have the right to collect interest as per the term and interest rate set out herein.

Chapter 7 Guarantee

Article 15 [Reserved]

Chapter 8 Representations and Warranties of the Borrower

Article 16 The Borrower hereby represents and warrants to the Lender that:

16.1	The Borrower is a (legal entity/other organization/natural person) duly incorporated and existing under the laws of PRC, having independent and complete civil capacity;

16.2	The business activity contemplated by the Agreement is determined or duly authorized by the competent decision-making body of the Borrower, which is the true will of the Borrower;

16.3
The Borrower warrants that the purpose of the Loan complies with the laws, regulations, administrative rules, provisions by authorities, trade practices, and the Borrower’s Articles of Association or similar documentation, and that it has had relevant licenses and permits by competent authorities;

16.4	The Borrower warrants that the documentation and information furnished by the Borrower to the Lender is true, accurate and complete in all material aspects;

16.5
The Borrower warrants that during the term of the Agreement, in case the Borrower has to assume liabilities or present guarantees for others, it will notify the Lender in writing ten working days prior to the said event.

Chapter 9 Rights and Responsibilities

Article 17 Rights and responsibilities of the Borrower

17.1	The Borrower has the rights to draw and use the Loan during the term and sole purpose as specified herein;

17.2	The Borrower shall repay the principal and pay the interests in accordance with the Agreement;

17.3	The Borrower shall be subject to the investigation and monitoring by the Lender in respect of the use of the Loan;

17.4
The Borrower shall cooperate with the Lender in the investigation and monitoring in respect of the production, operation and financial position of the Borrower and shall furnish the Lender with copies of its financial statements such as balance sheets, income statement and statement of cash flow;

17.5
In case of any event has material adverse impact on the Borrower’s normal operation or its repayment capacity herein, the Borrower shall make an immediate written notification of such event to the Lender;

17.6
In case of the Borrower’s incorporation, split, merger, restructuring, contracting, leasing, asset transfer, affiliation, applying for suspension of business, reorganization, dissolution or winding-up, and other acts which may adversely affect the performance of the Borrower’s obligations herein or adversely affect the Lender’s rights and interests, the Borrower shall not, without prior notification to and approval from the Lender, conduct the said acts before repayment of the Loan herein;

17.7
During the term of the Agreement, in case of change of company name, registered address or legal representative, the Borrower shall notify the Lender of such change within three working days after the change;

17.8	In case the Borrower has to transfer to a third party its liabilities herein, it shall have the written approval from the Lender in advance.

Article 18 Rights and responsibilities of the Lender

18.1
The Lender has the rights to conduct investigation and monitoring over the Borrower’s operation and its use of the Loan, and to require the Borrower to provide all necessary supporting documentation concerning the Loan herein;

18.2	The Lender has the rights to deduct from the bank account of the Borrower the principal, interest, penalty interest, compound interest and all other payables by the Borrower as specified herein;

18.3
In case of any event set out in Article 19, the Lender has the rights to declare the acceleration of the Loan and request the Borrower to repay or pay in advance the principal, interest, penalty interest, compound interest and all other payables as specified herein;

18.4	The Lender shall disburse the Loan to the Borrower in accordance with the Agreement;

18.5	The Lender shall keep relevant information and materials provided by the Borrower confidential, excluding those available for enquiry in accordance with the laws;

18.6
The Lender may transfer the creditor’s right to a third party without prior consent from the Borrower, but it shall notify the Borrower of such transfer after execution of Creditor’s Right Transfer Contract;

18.7
Unless otherwise approved by the Lender, the Borrower shall pay off the Lender’s creditor rights in the sequence of (1) expenses of creditor’s right fulfillment; (2) compound interest; (3) penalty interest resulting from overdue; (4) interest; and (5) the principal of the Loan.

Chapter 10 Responsibilities for Breach

Article 19 Responsibilities for Breach

19.1
Upon the execution of this Agreement, both parties shall perform their rights and responsibilities herein respectively; in case either party fails to perform their rights and responsibilities partially or as a whole, or breach any of their representations and warranties, it shall bear relevant responsibilities for breach and pay the loss thus caused to the other party.

19.2
In case the Borrower fails to repay the principal as per the time specified in the Agreement, the Lender will calculate the penalty interest at the rate of 0.03335% per day based on the overdue amount and overdue days; and compound interest shall be calculated over the overdue interest in accordance with relevant provisions by the People’s Bank of China; in case the Borrower uses the Loan out of the scope of purpose specified herein, the Lender will calculate the penalty interest at the rate of 0.0498% per day based on the misusing amount and misusing days.

19.3
In case the Borrower’s breach results in the Lender’s fulfillment of its creditor rights through legal litigation, the Borrower shall bear the legal cost, attorney fees, travel expense and other expenses of fulfillment of creditor rights thus incurred to the Lender.

Article 20 In case of any of the following events below occurs, the Lender may declare the acceleration of the Loan and is entitled to demand immediate repayment of the Loan or any part thereof together with accrued interest.

20.1	The Borrower fails to use the Loan for the purpose as specified herein, or fails to pay the interest or the principal due timely;

20.2
During the term of the Agreement, the Borrower has bad management of its business, insolvency, or debt dispute with third parties, or the collateral is damaged or lost, and other situations threaten the security of the Loan, due to its poor management;

20.3
The Borrower furnishes the Lender with financial statement with false or concealing material facts, or refuses the investigation by the Lender over the use of the Loan, and relevant production, operation and financing activities;

20.4
The Borrower fails to perform any of the responsibilities herein, or violates any of the representations and warranties herein, or the guarantor fails to perform any of the responsibilities specified in the guarantee contract;

20.5	During the term of the Agreement, the Borrower has any event which may seriously affect the Lender’s creditor rights adversely.

Chapter 11 Force Majeure

Article 21 In case of failure of performance of its obligations herein due to force majeure, the Borrower shall notify the Lender within three (3) working days after the occurrence of such events of force majeure, and furnish the Lender with proving documents issued by local competent notaries; and an amendment agreement in relation to the performance of the Agreement shall be made upon consultation with the Lender. Otherwise, the Lender may declare the acceleration of the Loan and request the Borrower to repay the principal and accrued interests.

Chapter 12 Dispute Settlement

Article 22 Any dispute arising out of or in connection with the performance of the Agreement shall be settled via friendly consultation; in case of any dispute failing friendly settlement, such dispute shall be submitted to the People’s Court in the Lender’s domicile (Borrower’s domicile/Lender’s domicile/ signing place of the Agreement).

Chapter 13 Effectiveness, Amendment and Termination

Article 23 This Agreement shall come into effect in the first manner below:

1.	The Agreement shall be effective with the official seal and the signature by the legal representative/chief or duly authorized representative of the parties;

2.
The Agreement shall be effective on the effective date of the guarantee contract as specified in Chapter 7 with the official seal and the signature by the legal representative/chief or duly authorized representative of the parties.

Article 24 Upon the execution of the Agreement, neither party shall amend or terminate the Agreement in advance without written consent of the other party. In case of amendment or termination, written agreement shall be made between the parties upon consultation.

Chapter 14 Annex

Article 25 The annexes herein consist of:

1. Loan certificates

2.
3.
4.
5.
Article 26 The annexes herein constitute an integral part of this Agreement, with the same legal binding force.

Chapter 15 Miscellaneous

Article 27 Any notice by telegraph and fax herein, once sent, shall be deemed effectively given; if by post, it shall be deemed effectively given three days after the mailing date.

Article 28 Other matters agreed upon by the parties are as follows:

Article 29 Anything not covered herein shall be agreed upon through discussion by the parties, and then written agreement shall be made.

Article 30 This Agreement is made in two (2) copies of equal validity with both parties holding one each.

Article 31 This Agreement is made and entered into on June ____, 2008 in ________ by the parties hereto.

China TransInfo Technology Corp.	Beijing Bank

/s/ Shudong Xia	/s/ Xu Su
Seal	Seal